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                                                                  Exhibit No. 23


                              ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated March 16, 1998, incorporated by reference in Filene's Basement Corp.'s Annual Report on Form 10-K for the year ended January 31, 1998 into the Company's previously filed Registration Statements on Form S-8 (File No. 33-41513), Form S-8 (File No. 33-40667), Form S-8 (File No. 33-40668),
and Form S-8 (File No. 33-40669).


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP
Boston, Massachusetts
April 30, 1998